Exhibit 99.1

New Foundational Patents Secure Multiple Growth Opportunities for

Know Labs and Its Bio-RFID™ Non-Invasive Diagnostic Technology

SEATTLE – April 5, 2022 -- Know Labs, Inc. (OTCQB: KNWN), an emerging leader in non-invasive medical diagnostics, today announced it has been granted two new foundational patents that add significant value to its IP portfolio and proprietary Bio-RFID™ technology. The two patents protect the ability to create and utilize any database built with data captured through non-invasive sensors. This widens the technological gap between Know Labs and others pursuing non-invasive diagnostics, while opening up a much broader range of protection for non-invasive analyte data collection and management, beyond human health.

U.S. Patents 11,284,819 and 11,284,820 were issued by the United States Patent and Trademark Office and are titled “Analyte Database Established Using Analyte Data from a Non-Invasive Analyte Sensor” and “Analyte Database Established Using Analyte Data from Non-Invasive Analyte Sensors.” Both patents refer to the process of deriving an analyte database from one or multiple subjects and from one or multiple non-invasive sensors across a broad range of analytes, meaning the process of non-invasively capturing, organizing and analyzing analytes in the form of a database.

“In simple terms, this means Know Labs now controls any analyte database built with data captured through non-invasive sensors,” said Ron Erickson, Know Labs Chairman. “Our company already has foundational patents covering more than 100 different analytes that are important to a diverse set of industries. By combining these analyte patents with the newly issued database patents, we are securing new applications for Bio-RFID, which builds tremendous value for Know Labs shareholders.”

“We have successfully patented the process to accurately and non-invasively collect data, build a database from this data, and process it with AI algorithms,” said Phil Bosua, Know Labs CEO. “All of these parts are critical to launch a commercial diagnostic platform and now we control them. This further demonstrates how Know Labs and our technology have the potential to disrupt the medical diagnostic industry and potentially many others.”

Know Labs believes it will be the first company to bring an FDA-cleared non-invasive glucose monitoring device to market. The company is currently conducting a 200-person internal clinical trial of Bio-RFID, which will help Know Labs refine its algorithm and demonstrate Bio-RFID’s accuracy in a large population, while collecting additional data for a pre-submission meeting with the FDA.

“As we’ve been saying for a long time, executing a disciplined intellectual property strategy is key for our success, so we dedicate a lot of time and energy to it,” Erickson said. “We expect to be granted more patents soon and, in the meantime, remain focused on the internal clinical trial of our glucose monitoring device, which leverages the analyte database IP.”

These new patents bring Know Labs’ patent portfolio to 78 issued and pending. Know Labs will provide further detail on the scope and reach of its intellectual property portfolio as new patents are issued. For more information on Know Labs, visit knowlabs.co or join the company’s Discord group discord.gg/knowlabs.

About Know Labs, Inc.

Know Labs, Inc. is a public company whose shares trade under the stock symbol “KNWN.” The Company’s technology uses spectroscopy to direct electromagnetic energy through a substance or material to capture a unique molecular signature. The Company refers to its technology as Bio-RFID™. The Bio-RFID technology can be integrated into a variety of wearable, mobile or bench-top form factors. This patented and patent-pending technology makes it possible to effectively identify and monitor analyses that could only previously be performed by invasive and/or expensive and time-consuming lab-based tests. The first application of our Bio-RFID technology will be in a product marketed as a non-invasive glucose monitor. It will provide the user with real-time information on blood glucose levels. This product will require U.S. Food and Drug Administration approval prior to its introduction to the market.

Safe Harbor Statement

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Know Labs, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy; and (iv) performance of products. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Know Labs, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors. These risks and uncertainties also include such additional risk factors as are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2020, Forms 10-Q and 8-K, and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Relations section of our website at www.knowlabs.co. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Know Labs, Inc. Contact:

Jordyn Hujar

jordyn@knowlabs.co

Ph. (206) 629-6414

Linhart PR for Know Labs Media Inquiries:

Kelly Brown

kbrown@linhartpr.com

Ph. (303) 951-2552